

4Q13 Supplemental Information

HEALTHCARE REIT™

4Q13 Supplemental Information

HEALTHCARE REIT

Table of Contents

(dollars in thousands, except per bed / unit / square foot)

Portfolio Composition[1]

	Age	Properties	Investment Balance	% of Total	Committed Balance	Beds / Units / Square Feet	Per Bed / Unit / Square Foot[2]
Seniors housing triple-net	12	376	$ 5,699,418	25.4%	$ 5,793,532	35,269	164,267
Skilled nursing/post-acute	25	244	3,216,753	14.3%	3,259,641	31,436	103,691
Seniors housing operating	13	323	8,810,515	39.3%	8,821,121	35,958	256,467
Hospital	14	33	888,980	4.0%	889,429	2,076	428,434
Medical office	12	216	3,495,967	15.6%	3,590,992	14,363,620	254
Life science	15	7	322,647	1.4%	322,647	1,188,132	554
Total	14	1,199	$ 22,434,280	100.0%	$ 22,677,362		

NOI Performance[1]

	Same Store[3]				Total Portfolio		
	Properties	4Q12 Cash NOI	4Q13 Cash NOI	% Change	Properties	Annualized NAV NOI[4]	% of Total
Seniors housing triple-net[5]	267	$ 83,072	$ 85,471	2.9%	376	$ 482,484	27.3%
Skilled nursing/post-acute[5]	226	74,750	77,017	3.0%	244	324,456	18.4%
Seniors housing operating	127	53,005	56,305	6.2%	323	588,080	33.3%
Hospitals[5]	24	19,108	19,529	2.2%	33	88,416	5.0%
Medical office	162	49,566	50,193	1.3%	216	253,848	14.4%
Life science	7	6,993	6,868	-1.8%	7	27,472	1.6%
Total	813	$ 286,494	$ 295,383	3.1%	1,199	$ 1,764,756	100.0%

Portfolio Performance[1]

				Facility Revenue Mix			
Stable Portfolio[6]	Occupancy	EBITDAR Coverage[7]	EBITDARM Coverage[7]	Private Pay	Medicaid	Medicare	Other Government[8]
Seniors housing triple-net	88.5%	1.14x	1.32x	89.7%	5.4%	4.4%	0.5%
Skilled nursing/post-acute	87.7%	1.33x	1.71x	22.6%	49.4%	28.0%	0.0%
Seniors housing operating	90.2%	n/a	n/a	98.0%	0.2%	0.4%	1.4%
Hospital	60.7%	2.11x	2.42x	38.1%	4.1%	57.8%	0.0%
Medical office	94.5%	n/a	n/a	100.0%	0.0%	0.0%	0.0%
Life science	97.7%	n/a	n/a	100.0%	0.0%	0.0%	0.0%
Total		1.30x	1.58x	83.1%	8.9%	7.3%	0.7%

Notes:

(1) Includes unconsolidated joint ventures.

(2) Includes pro rata amounts related to investments in unconsolidated joint ventures.

(3) Excludes entrance fee portfolio. See page 27 for reconciliation.

(4) See page 26 for reconciliation.

(5) Same store cash NOI for these property types represents rent/interest cash receipts excluding the impact of lease or loan basis changes (e.g., rent-producing capital improvement additions for leases and principal draws or paydowns for loans).

(6) Data as of December 31, 2013 for seniors housing operating, medical office and life science and September 30, 2013 for remaining asset types. Excludes assets disposed of subsequent to September 30, 2013.

(7) Represents trailing twelve month coverage metrics.

(8) Represents various federal and local reimbursement programs in the United Kingdom and Canada.

(dollars in thousands)

Investment Balance Diversification[1]

By Partner:	Total Properties		Seniors Housing Triple-net		Skilled Nursing / Post-Acute		Seniors Housing Operating		Hospital		Medical Office & Life Science		Total	% of Total
Sunrise Senior Living	125	$	-	$	-	$	4,028,359	$	-	$	-	$	4,028,359	18.0%
Genesis HealthCare	177		58,526		2,594,462		-		-		-		2,652,988	11.8%
Revera	47		-		-		1,170,552		-		-		1,170,552	5.2%
Benchmark Senior Living	39		24,901		-		915,222		-		-		940,123	4.2%
Belmont Village	19		-		-		850,500		-		-		850,500	3.8%
Emeritus Senior Living	59		819,949		-		-		-		-		819,949	3.7%
Brandywine Senior Living	27		744,209		-		-		-		-		744,209	3.3%
Senior Lifestyle	34		721,234		-		-		-		-		721,234	3.2%
Brookdale Senior Living	87		309,450		-		315,610		-		-		625,060	2.8%
Chartwell Retirement Residences	42		-		-		452,667		-		-		452,667	2.0%
Remaining	543		3,021,149		622,291		1,077,605		888,980		3,818,614		9,428,639	42.0%
Total	**1,199**	**$**	**5,699,418**	**$**	**3,216,753**	**$**	**8,810,515**	**$**	**888,980**	**$**	**3,818,614**	**$**	**22,434,280**	**100.0%**

NOI Diversification[1]

	Total Properties		Seniors Housing Triple-net		Skilled Nursing / Post-Acute		Seniors Housing Operating		Hospital		Medical Office & Life Science		Total	% of Total
By Country:														
United States	1,061	$	122,569	$	89,816	$	103,344	$	24,887	$	73,504	$	414,139[2]	87.4%
Canada	92		-		-		31,030		-		-		31,030	6.6%
United Kingdom	46		6,144		-		22,230		-		-		28,374	6.0%
Total	**1,199**	**$**	**128,713**	**$**	**89,816**	**$**	**156,604**	**$**	**24,887**	**$**	**73,504**	**$**	**473,543**	**100.0%**
By MSA:														
New York	59	$	14,003	$	6,055	$	10,349	$	-	$	1,127	$	31,534	6.7%
Philadelphia	52		6,170		13,039		1,752		1,051		5,325		27,337	5.8%
Boston	43		814		5,302		7,601		-		7,388		21,105	4.5%
Greater London	18		1,050		-		14,312		-		-		15,362	3.2%
Los Angeles	33		678		-		12,101		-		1,904		14,683	3.1%
Chicago	32		6,256		271		7,002		326		423		14,278	3.0%
Dallas	43		3,802		-		3,123		765		6,318		14,008	3.0%
Seattle	24		6,782		-		3,444		-		3,167		13,393	2.8%
Houston	31		621		2,353		2,450		1,218		4,330		10,972	2.3%
Washington D.C.	25		1,342		4,723		4,235		-		255		10,555	2.2%
Riverside	8		617		-		264		5,842		1,106		7,829	1.7%
Milwaukee	17		2,207		-		-		1,056		4,171		7,434	1.6%
Atlanta	24		2,159		-		1,823		-		3,218		7,200	1.5%
Miami	31		2,496		450		-		-		4,086		7,032	1.5%
Toronto	17		-		-		6,588		-		-		6,588	1.4%
San Diego	9		-		-		5,239		633		-		5,872	1.2%
Kansas City	14		1,462		226		2,665		-		902		5,255	1.1%
Providence	10		-		3,268		1,868		-		-		5,136	1.1%
Minneapolis	13		838		-		2,013		-		1,980		4,831	1.0%
Baltimore	16		-		4,359		-		-		297		4,656	1.0%
Remaining	680		77,416		49,770		69,775		13,996		27,507		238,483[2]	50.3%
Total	**1,199**	**$**	**128,713**	**$**	**89,816**	**$**	**156,604**	**$**	**24,887**	**$**	**73,504**	**$**	**473,543**	**100.0%**

Notes:

(1) Represents NOI including discontinued operations for the three months ended December 31, 2013, including joint ventures.

(2) Includes $19,000 of other corporate income.

Top Ten Operating Partner Descriptions

Sunrise Senior Living, located in McLean, VA, is a privately held company that operates 292 premium private pay seniors housing communities with over 26,850 units in the United States, Canada, and the United Kingdom. The portfolio is concentrated in infill locations in major metro markets. As of 12/31/2013, the HCN portfolio consisted of 125 private pay seniors housing facilities with an investment balance of $4.0 billion.

Genesis HealthCare, located in Kennett Square, PA, is a privately held company that is the nation's largest skilled nursing care provider with more than 400 skilled nursing centers and assisted living residences in 28 states nationwide. Genesis also provides rehabilitation therapy to over 1,500 healthcare providers in 45 states. As of 12/31/2013, the HCN portfolio consisted of 177 facilities in 15 states with an investment balance of $2.7 billion.

Revera, headquartered in Mississauga, Ontario, is owned by Canada's Public Sector Pension Investment Board and is the second largest seniors housing operator in Canada. The company operates over 200 seniors housing and long-term care facilities in Canada and the United States. As of 12/31/2013, the HCN portfolio consisted of 47 private pay seniors housing facilities located across five Canadian provinces with an investment balance of $1.2 billion.

Benchmark Senior Living, located in Wellesley, MA, is a privately held company that operates 50 premium private pay seniors housing facilities with approximately 4,000 residents with a concentration in New England. As of 12/31/2013, the HCN portfolio consisted of 39 private pay seniors housing facilities in six states with an investment balance of $940 million.

Belmont Village, located in Houston, TX, is a privately held company that operates 24 premium private pay seniors housing facilities in seven states. The portfolio is concentrated in infill locations in major metro markets. As of 12/31/2013, the HCN portfolio consisted of 19 private pay seniors housing facilities in six states with an investment balance of $851 million.

Emeritus Senior Living (NYSE:ESC), located in Seattle, WA, is a publicly traded company that provides independent living, assisted living, memory care, skilled nursing, home health and rehab services. The company operates 515 seniors housing facilities in 45 states with the ability to serve approximately 54,000 residents. As of 12/31/2013, the HCN portfolio consisted of 59 private pay seniors housing facilities in 19 states with an investment balance of $820 million.

Brandywine Senior Living, located in Mount Laurel, NJ, is a privately held company that operates 27 premium private pay seniors housing facilities with over 2,500 units in five states with a concentration in infill markets in the Mid-Atlantic. As of 12/31/2013, the HCN portfolio consisted of 27 private pay seniors housing facilities in five states with an investment balance of $744 million.

Senior Lifestyle, located in Chicago, IL, is a privately held company that operates premium private pay communities across the full spectrum of independent living, assisted living, rehabilitation, skilled nursing, memory care and continuing care in metro markets across the United States. The company operates 107 facilities in 21 states. As of 12/31/2013, the HCN portfolio consisted of 34 private pay seniors housing facilities in eight states with an investment balance of $721 million.

Brookdale Senior Living (NYSE:BKD), located in Brentwood, TN, is a publicly traded company that provides independent living, assisted living, memory care, and rehab services. The company operates 651 seniors housing facilities in 36 states with the ability to serve approximately 67,000 residents. As of 12/31/2013, the HCN portfolio consisted of 87 seniors housing facilities in 19 states with an investment balance of $625 million.

Chartwell Retirement Residences (TSX:CSH), is a publicly traded company located in Mississauga, Ontario, that operates 225 facilities in North America, and is the largest seniors housing operator in Canada. As of 12/31/2013, the HCN portfolio consisted of 42 private pay seniors housing facilities located across four Canadian provinces with an investment balance of $453 million.

Portfolio Performance - Triple-Net Payment Coverage Stratification(1)

	EBITDARM Coverage						EBITDAR Coverage					
% of total HCN NOI	Seniors Housing Triple- net	Skilled Nursing/ Post- Acute	Hospital	Total	Weighted Average Maturity	Number of Leases	Seniors Housing Triple- net	Skilled Nursing/ Post- Acute	Hospital	Total	Weighted Average Maturity	Number of Leases
<0.85x							1.1%			1.1%	7	2
0.85x-0.95x							0.2%	0.1%		0.4%	12	3
0.95x-1.05x	1.3%			1.3%	8	3	8.3%			8.3%	12	6
1.05x-1.15x	7.8%			7.8%	12	4	1.5%			1.5%	13	3
1.15x-1.25x	1.6%	0.1%		1.7%	12	4	2.2%			2.2%	16	5
1.25x-1.35x	1.1%			1.1%	17	4	5.5%	16.0%		21.5%	15	5
>1.35x	12.5%	19.0%	3.3%	34.9%	13	28	5.4%	3.0%	3.3%	11.7%	11	19
Total	**24.2%**	**19.1%**	**3.3%**	**46.7%**	**13**	**43**	**24.2%**	**19.1%**	**3.3%**	**46.7%**	**13**	**43**


40%
30%
20%
10%
0%
% NOI
<0.85x
0.85x - 0.95x
0.95x - 1.05x
1.05x - 1.15x
1.15x - 1.25x
1.25x - 1.35x
>1.35x
EBITDARM Coverage


40%
30%
20%
10%
0%
% NOI
<0.85x
0.85x - 0.95x
0.95x - 1.05x
1.05x - 1.15x
1.15x - 1.25x
1.25x - 1.35x
>1.35x
EBITDAR Coverage

Master Leases with EBITDAR Coverage < 0.95x

Investment Type	Unit Types	EBITDARM Coverage	EBITDAR Coverage	% of Total NOI	Current on Rent(2)	Subordinated Management Fees	Guaranty	Letter of Credit / Security Deposit	Targeted Disposition
Seniors housing triple-net	IL / AL / NF	1.05x	0.74x	0.9%	X	X	X		X
Seniors housing triple-net	IL / AL / DEM / NF	0.95x	0.79x	0.1%	X	X	X	X	
Seniors housing triple-net	IL / AL / DEM	1.02x	0.87x	0.2%	X	X			
Skilled nursing/post-acute	NF	1.25x	0.90x	0.1%	X	X	X		
Skilled nursing/post-acute	NF	1.60x	0.95x	0.1%	X	X	X	X	

Notes:

(1) Represents trailing twelve month coverage metrics as of September 30, 2013. Annualized NOI is detailed on pg. 26. Agreements included represent 87% of total seniors housing triple-net, skilled nursing/post-acute and hospital NOI. Agreements with mixed units use the predominant type based on investment balance, and agreements with cross-default protection are represented as one agreement, including agreements that will be added to a master lease upon third party debt repayment. Excludes assets disposed of subsequent to September 30, 2013.

(2) Rent is current if < 90 days outstanding as of December 31, 2013.

(dollars in thousands)

Seniors Housing Operating[(1)]

Total Performance	4Q12	1Q13	2Q13	3Q13	4Q13
Properties	193	310	357	320	323
Average age (years)	13	11	14	13	13
Beds/Units	25,568	34,886	39,927	35,645	35,958
Investment balance	$ 5,375,723	$ 7,696,954	$ 8,792,613	$ 8,849,753	$ 8,810,515
Total occupancy	90.3%	88.7%	88.5%	89.1%	89.4%
Total revenues[(2)]	$ 228,655	$ 379,885	$ 425,196	$ 490,949	$ 476,650
Operating expenses	$ 149,370	$ 260,089	$ 285,437	$ 325,977	$ 320,046
NOI	$ 79,285	$ 119,796	$ 139,759	$ 164,972	$ 156,604
Total cap-ex/TI/LC	$ 8,897	$ 8,899	$ 13,636	$ 14,775	$ 11,776
REVPOR[(4)]	$ 4,701	$ 5,625	$ 5,722	$ 6,223	$ 6,228

Same Store Performance[(3)]	4Q12	1Q13	2Q13	3Q13	4Q13
Properties	127	127	127	127	127
Occupancy	89.2%	88.7%	88.1%	89.0%	89.1%
Cash revenues	$ 166,725	$ 166,242	$ 169,654	$ 173,167	$ 173,980
Cash operating expenses	$ 113,720	$ 113,751	$ 113,444	$ 115,284	$ 117,675
Cash NOI	$ 53,005	$ 52,491	$ 56,210	$ 57,884	$ 56,305
Year-over-year growth rate					6.2%

Secured Debt	Amount	Blended Interest Rate	Weighted Average Maturity
Consolidated principal balance	$ 1,714,714	4.6%	5.3
Unconsolidated principal balance (pro rata)	$ 220,943	4.4%	3.7

Quality Indicators[(4)]	US Benchmark[(5)]	4Q13
% Located East & West Coast + Top 31 MSA[(6)]		92.9%
Revenue/Occupied Room/Month (REVPOR)	$ 4,356	$ 6,228
Average Housing Value[(7)]	233,655	382,507

Ownership Diversification	Investment Balance	Properties	Beds / Units	HCN Ownership %
Sunrise Senior Living	$ 4,028,359	125	9,895	99.9%
Revera	1,170,552	47	5,046	75.0%
Benchmark Senior Living	915,222	37	3,276	95.0%
Belmont Village	850,500	19	2,615	95.0%
Chartwell Retirement Residences	452,667	42	8,173	54.0%
Senior Star Living	417,145	10	1,981	90.0%
Merrill Gardens	403,288	10	1,428	80.0%
Brookdale Senior Living	315,610	13	1,798	80.0%
Silverado Senior Living	257,172	20	1,746	95.1%
Total	**$** 8,810,515	323	35,958	91.0%

Notes:

(1) Dollars represent 100% of partnerships except unconsolidated joint ventures which are reflected at HCN's ownership percentage.

(2) Includes interest income of $6,208,000 and $757,000 related to Sunrise Loan in 4Q12 and 1Q13, respectively.

(3) Represents those properties in the portfolio for 15 months preceding the end of the portfolio performance period. Unconsolidated properties reported at HCN's ownership percentage. Results of Canadian properties translated at a USD/CAD rate of 1.01 and UK properties at a GBP/USD rate of 1.60.

(4) U.S. properties only. See page 25 for reconciliations.

(5) Source: NIC (National Investment Center).

(6) Percentage of investment balance for U.S. properties located in a top 31 metropolitan statistical area or on the east or west coast.

(7) HCN average housing values based on a five mile radius of each site location. Core Based Statistical Area (CBSA) data from Nielsen & Co. used to calculate the radius to the locations and the average value.

(dollars in thousands)

Medical Office Buildings

Portfolio Composition	Properties	Square Feet	Investment Balance	Total Revenues	Operating Expenses	NOI	Age	Occupancy
Health system-affiliated	173	12,254,814	$ 3,113,636	$ 86,850	$ 26,909	$ 59,941	11	95.2%
Unaffiliated	21	885,576	223,671	6,057	2,546	3,511	16	85.6%
Subtotal	194	13,140,390	3,337,307	92,907	29,455	63,452	12	94.5%
Equity investment[1]	6	405,414	41,996	1,197	320	877		
Discontinued operations[2]	-	-	-	1,719	791	928		
Development	7	525,857	42,604	-	-	-		
Loans	5	291,959	52,867	859	-	859		
Land	4	-	21,193	-	-	-		
Total	216	14,363,620	$ 3,495,967	$ 96,682	$ 30,566	$ 66,116		

Total Performance[3]	4Q12	1Q13	2Q13	3Q13	4Q13
Properties	180	181	182	184	194
Square feet	12,102,957	12,243,520	12,279,995	12,469,054	13,140,390
Investment balance	$ 3,140,083	$ 3,167,453	$ 3,152,961	$ 3,183,745	$ 3,337,307
Occupancy	94.6%	94.6%	94.6%	94.3%	94.5%
Total revenue	$ 82,536	$ 89,906	$ 90,140	$ 90,399	$ 92,907
Operating expenses	$ 25,926	$ 28,043	$ 28,803	$ 30,037	$ 29,455
NOI from continuing operations	$ 56,610	$ 61,863	$ 61,337	$ 60,362	$ 63,452
Total cap-ex/TI/LC	$ 6,988	$ 2,989	$ 2,397	$ 3,891	$ 8,705
Revenues per square foot[4]	$ 27.28	$ 29.37	$ 29.36	$ 29.00	$ 28.28
NOI per square foot[4]	$ 18.71	$ 20.21	$ 19.98	$ 19.36	$ 19.32
Retained (square feet)[5]	633,974	601,168	642,392	658,609	612,471
Expired (square feet)[5]	789,856	766,518	810,277	870,892	784,019
Retention rate[5]	80.3%	78.4%	79.3%	75.6%	78.1%

Same Store Performance[3]	4Q12	1Q13	2Q13	3Q13	4Q13
Properties	162	162	162	162	162
Square feet	10,640,156	10,659,886	10,659,886	10,659,886	10,659,886
Investment balance	$ 2,691,079	$ 2,692,038	$ 2,689,493	$ 2,663,493	$ 2,641,334
Occupancy	94.8%	94.9%	94.9%	94.5%	94.7%
Cash revenues	$ 71,827	$ 72,876	$ 72,237	$ 73,308	$ 73,145
Cash operating expenses	$ 22,261	$ 22,704	$ 22,083	$ 23,747	$ 22,952
Cash NOI	$ 49,566	$ 50,172	$ 50,154	$ 49,561	$ 50,193
Year-over-year growth rate					1.3%

Expirations	2014	2015	2016	2017	2018	Thereafter
Square feet	648,545	628,099	773,210	1,132,963	832,602	9,124,971
% of portfolio	4.9%	4.8%	5.9%	8.6%	6.3%	69.5%

Notes:

(1) Dollar amounts reflected at HCN's ownership interest in unconsolidated joint venture properties.

(2) NOI represents the operating performance of 12 properties prior to closing on a portfolio sale on December 23, 2013.

(3) Results and forecasts include month-to-month and holdover leases and exclude mortgages, land, equity investments, discontinued operations and development properties.

(4) Annualized.

(5) Amounts represent trailing twelve months from the indicated quarter end.

(dollars in thousands, except per square foot)

Medical Office Buildings - Portfolio Diversification

By Tenant[1]	Square Feet	% of Total
Aurora Health Care	1,441,588	11.0%
Kelsey-Seybold	601,748	4.6%
Virtua	541,140	4.1%
Texas Health Resources	366,311	2.8%
SSM Healthcare	343,830	2.6%
Remaining Portfolio	9,845,773	74.9%
Total	**13,140,390**	**100.0%**

By State	Properties	Square Feet	% of Total	Committed Balance	Committed Balance per Square Foot[2]
Texas	41	2,718,145	18.9%	$ 749,460	$ 276
Florida	35	1,597,600	11.1%	432,225	271
Wisconsin	18	1,441,588	10.0%	269,766	187
New Jersey	7	880,581	6.1%	239,872	272
Georgia	11	900,531	6.3%	182,762	203
Washington	6	498,468	3.5%	182,314	366
California	9	642,826	4.5%	181,773	283
Missouri	7	541,844	3.8%	161,303	298
Minnesota	7	565,225	3.9%	159,669	282
Indiana	5	419,969	2.9%	111,605	266
Remaining Portfolio	70	4,156,843	29.0%	920,243	221
Total	**216**	**14,363,620**	**100.0%**	**$ 3,590,992**	**$ 250**

Notes:

(1) Excludes mortgages, land, equity investments, discontinued operations and development properties.

(2) Includes pro rata amounts related to investments in unconsolidated joint ventures.

(dollars in thousands; dollar amounts reflected at HCN's 49% ownership interest)

Life Science Buildings

Total Performance	4Q12	1Q13	2Q13	3Q13	4Q13
Properties	7	7	7	7	7
Average age (years)	14	14	15	15	15
Square feet	1,188,132	1,188,132	1,188,132	1,188,132	1,188,132
Investment balance	$ 331,869	$ 328,629	$ 326,956	$ 324,643	$ 322,647
Occupancy	97.9%	97.9%	97.9%	97.9%	97.7%
Total revenues	$ 11,059	$ 11,408	$ 10,890	$ 11,242	$ 11,435
Operating expenses	$ 3,462	$ 4,032	$ 3,777	$ 3,577	$ 4,047
NOI[1]	$ 7,597	$ 7,376	$ 7,113	$ 7,665	$ 7,388
Total cap-ex/TI/LC	$ 793	$ 515	$ 136	$ 7	$ 335

Same Store Performance	4Q12	1Q13	2Q13	3Q13	4Q13
Properties	7	7	7	7	7
Cash revenues	$ 10,440	$ 10,934	$ 10,428	$ 10,621	$ 10,899
Cash operating expenses	$ 3,447	$ 4,016	$ 3,761	$ 3,562	$ 4,031
Cash NOI	$ 6,993	$ 6,918	$ 6,667	$ 7,059	$ 6,868
Year-over-year growth rate					-1.8%

Secured Debt[2]	Amount	Blended Interest Rate	Weighted Average Maturity
Unconsolidated principal balance	$ 156,707	4.9%	3.0

By Tenant	Square Feet	% of Total
Millennium (Takeda)	636,341	53.6%
Vertex	145,275	12.2%
Ariad Pharmaceuticals	126,509	10.6%
Brigham and Women's Hospital	125,096	10.5%
Novartis	70,475	5.9%
Genzyme	56,853	4.8%
Remaining portfolio	27,583	2.4%
Total[3]	**1,188,132**	**100.0%**

Notes:

(1) NOI includes amortization of below market rents and straight-line rent of $536,000 and non-cash expense of $16,000 for the three months ended December 31, 2013.

(2) Pro rata share of non-recourse debt to HCN, secured by the joint venture's assets.

(3) Excludes two parking garages consisting of 1,709 spaces included in the HCN/Forest City joint venture.

(dollars in thousands)

Development Activity

	Projects	Beds / Units / Square Feet	CIP Balance at 12/31/12	2013 YTD Funding	2013 YTD Sales/ Conversions	CIP Balance at 12/31/13
Development Properties						
Seniors housing triple-net	12	944	$ 36,452	$ 72,932	$ (83,122)	$ 26,262
Skilled nursing/post-acute	7	864	70,964	44,979	(58,031)	57,912
Medical office	14	984,323	46,604	123,363	(127,363)	42,604
Sub-total	33		$ 154,020	$ 241,274	$ (268,516)	$ 126,778
Expansion Projects						
Seniors housing triple-net	14	270	$ 8,639	$ 23,218	$ (26,395)	$ 5,462
Seniors housing operating	3	42	-	3,894	-	3,894
Hospital	1	16	325	4,626	-	4,951
Sub-total	18		$ 8,964	$ 31,738	$ (26,395)	$ 14,307
Total	51		$ 162,984	$ 273,012	$ (294,911)	$ 141,085

Development Funding Projections(1)

				Projected Future Funding			
Development Properties	Projects	Beds / Units / Square Feet	Projected Yields(2)	2014 Funding	Funding Thereafter	Total Unfunded Commitments	Committed Balances
Seniors housing triple-net	5	395	8.2%	$ 65,853	$ 7,325	$ 73,178	$ 99,440
Skilled nursing/post-acute	4	488	9.5%	42,723	165	42,888	100,800
Medical office	7	525,857	8.0%	95,025	-	95,025	137,629
Total	16		8.5%	$ 203,601	$ 7,490	$ 211,091	$ 337,869

Development Project Conversion Estimates(1)

Quarterly Conversions

	Amount	Projected Yields(2)
1Q13 actual	$ 127,853	8.7%
2Q13 actual	9,691	7.5%
3Q13 actual	46,560	8.2%
4Q13 actual	76,440	8.0%
1Q14 estimate	52,395	8.3%
2Q14 estimate	65,950	9.1%
3Q14 estimate	60,873	8.1%
4Q14 estimate	55,591	8.8%
1Q15 estimate	103,060	8.2%
Total	$ 598,413	8.4%

Annual Conversions

	Amount	Projected Yields(2)
2013 actual	$ 260,544	8.3%
2014 estimate	234,809	8.6%
2015 estimate	103,060	8.2%
2016 estimate	-	0.0%
2017 + estimate	-	0.0%
Total	$ 598,413	8.4%

Notes:

(1) Excludes expansion projects.

(2) Actual yields may be higher if the underlying market rates increase. MOBs represent stabilized yields.

(dollars in thousands)

Development Projects Summary[1]

Seniors Housing Triple-Net

		Unit Mix							
Facility	Total	Ind. Living	Assist. Living	Dem. Care	Skilled Nursing		Commitment Amount		Balance at 12/31/13	Estimated Conversion
The Villages, FL	45	-	-	45	-	$	8,650	$	8,284	1Q14
Burleson, TX	106	-	82	24	-		13,900		6,530	3Q14
Upper Providence, PA	96	-	74	22	-		29,030		6,039	4Q14
Mahwah, NJ	96	-	69	27	-		29,045		2,441	1Q15
Haddonfield, NJ	52	-	26	26	-		18,815		2,968	1Q15
Subtotal	**395**	**-**	**251**	**144**	**-**	**$**	**99,440**	**$**	**26,262**	

Skilled Nursing/Post-Acute

		Unit Mix								
Facility	Total	Ind. Living	Assist. Living	Dem. Care	Skilled Nursing		Commitment Amount		Balance at 12/31/13	Estimated Conversion
Moorestown, NJ	124	-	-	-	124		31,500		24,807	2Q14
Gambrills, MD	110	-	-	-	110		19,700		15,711	2Q14
Frederick, MD	130	-	-	-	130		19,000		7,036	4Q14
Piscataway, NJ	124	-	-	-	124		30,600		10,358	1Q15
Subtotal	**488**	**-**	**-**	**-**	**488**	**$**	**100,800**	**$**	**57,912**	

Medical Office Buildings

Facility	Rentable Square Feet	Preleased %	Health System Affiliation		Commitment Amount		Balance at 12/31/13	Estimated Conversion
Coon Rapids, MN	115,108	88%	Yes		27,282		13,716	1Q14
Lenexa, KS	75,126	94%	Yes		16,463		7,948	1Q14
Clear Lake, TX	54,713	100%	Yes		14,750		3,410	2Q14
Burnsville, MN	123,857	73%	Yes		36,087		10,556	3Q14
Humble, TX	36,475	100%	Yes		10,885		1,881	3Q14
Bettendorf, IA	40,493	100%	Yes		7,562		355	4Q14
Shenandoah, TX	80,085	100%	Yes		24,600		4,738	1Q15
Subtotal	**525,857**	**90%**		**$**	**137,629**	**$**	**42,604**	
Total Development Projects				**$**	**337,869**	**$**	**126,778**	

Notes:

(1) Excludes expansion projects.

(dollars in thousands)

Unstabilized Properties[1]

	9/30/13 Properties	Stabilizations	Construction Conversions	Other[2]	12/31/13 Properties
Seniors housing triple-net	35	(4)	2	0	33
Skilled nursing/post-acute	4	(1)	0	0	3
Hospital	1	0	0	0	1
Total	**40**	**(5)**	**2**	**0**	**37**

	12/31/13 Properties	Beds / Units	Investment Balance	% of Total Investment
Seniors housing triple-net	33	3,922	$ 769,268	3.4%
Skilled nursing/post-acute	3	376	58,542	0.3%
Hospital	1	106	197,758	0.9%
Total	**37**	**4,404**	**$ 1,025,568**	**4.6%**

Occupancy

	9/30/13 Properties	Stabilizations	Construction Conversions	Acquisitions/ Expansions/ Dispositions	Progressions/ Reclassification	12/31/13 Properties
0% - 50%	10	0	2	(1)	(1)	10
50% - 70%	8	(1)	0	0	1	8
70% +	22	(4)	0	0	1	19
Total	**40**	**(5)**	**2**	**(1)**	**1**	**37**

	12/31/13 Properties	Months In Operation	Revenues	% of Total Revenues[3]	Investment Balance	% of Total Investment
0% - 50%	10	6	$ 16,699	0.5%	$ 188,998	0.8%
50% - 70%	8	28	15,328	0.5%	203,269	0.9%
70% +	19	26	50,616	1.5%	649,218	2.9%
Total	**37**	**21**	**$ 82,643**	**2.5%**	**$ 1,041,486**	**4.6%**

Notes:

(1) Includes entrance fee properties.

(2) Includes acquisitions, expansions, dispositions and reclassifications.

(3) Includes revenues annualized from amounts presented on page 26.

(dollars in millions)

Relationship Investment History


$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
2010
2011
1Q12
2Q12
3Q12
4Q12
1Q13
2Q13
3Q13
4Q13
Existing relationships
New relationships

Gross Investments

	2010	2011	1Q12	2Q12	3Q12	4Q12	1Q13	2Q13	3Q13	4Q13	Quarterly Average
Existing	$ 1,542	$ 1,895	$ 647	$ 602	$ 577	$ 1,914	$ 2,621	$ 113	$ 1,001	$ 410	$ 708
New	1,609	4,091	106	547	409	126	-	1,349	215	-	528
Total	$ 3,151	$ 5,986	$ 753	$ 1,149	$ 986	$ 2,040	$ 2,621	$ 1,462	$ 1,216	$ 410	$ 1,236
% Existing	49%	32%	86%	52%	59%	94%	100%	8%	82%	100%	57%

(dollars in thousands, except per bed / unit / square foot)

Gross Investment Activity

	Fourth Quarter 2013							
	Properties	Beds / Units / Square Feet			Amount		Investment Per Bed / Unit / Square Foot	Yield
Real Property Acquisitions								
Seniors housing triple-net	3	307	units	$	52,450	$	170,847	7.0%
Seniors housing operating	3	260	units		99,100		381,154	6.7%
Medical office	6	424,084	sf		125,985		297	6.5%
Total acquisitions	12			$	277,535			6.7%
Construction in Progress								
Development projects:								
Seniors housing triple-net	9	723	units	$	12,429			
Skilled nursing/post-acute	4	488	beds		9,355			
Medical office	11	771,938	sf		39,429			
Total development projects	24			$	61,213			
Expansion projects:								
Seniors housing triple-net	13	201	units		15,393			
Seniors housing operating	1	13	units		2,373			
Hospital	1	16	beds		678			
Total expansion projects	15			$	18,444			
Total construction in progress	39				79,657			
Capital improvements to existing properties					9,079			7.6%
Loan advances					43,572			7.6%
Gross investments				$	409,843			

(dollars in thousands, except per bed / unit / square foot)

Gross Investment Activity

	Year-to-Date through 4Q 2013				
	Properties	Beds / Units / Square Feet	Amount	Investment Per Bed / Unit / Square Foot	Yield
Real Property Acquisitions					
Seniors housing triple-net	19	1,398 units	$ 321,147	$ 229,719	7.0%
Seniors housing operating[1]	162	14,562 units	4,639,431	318,598	6.6%
Hospital	6	491 beds	95,205	193,900	9.5%
Medical office	7	552,492 sf	175,485	318	6.6%
Total acquisitions	**194**		**$ 5,231,268**		**6.7%**
Construction in Progress					
Development projects:					
Seniors housing triple-net	12	944 units	$ 72,932		
Skilled nursing/post-acute	7	864 beds	44,979		
Medical office	14	984,323 sf	123,363		
Total development projects	**33**		**241,274**		
Expansion projects:					
Seniors housing triple-net	14	270 units	$ 23,218		
Seniors housing operating	3	42 units	3,894		
Hospital	1	16 beds	4,626		
Total expansion projects	**18**		**$ 31,738**		
Total construction in progress	**51**		**273,012**		
Investments in unconsolidated joint ventures[1]			45,486		5.9%
Capital improvements to existing properties			38,261		7.9%
Loan advances			120,909		7.9%
Gross investments			**$ 5,708,936**		

Notes:

(1) Sunrise JV buyouts in which HCN acquired a minority position in January and increased to a 100% ownership position in July are shown on a year-to-date basis as part of acquisitions.

(dollars in thousands)

Investment Timing

		Acquisitions/ Joint Ventures	Yield		Loan Advances	Yield		Construction Conversions	Yield		Dispositions	Yield
Oct	$	66,100	6.0%	$	11,108	7.8%	$	13,241	7.4%	$	13,520	8.8%
Nov		8,800	6.8%		21,354	7.8%		49,670	7.9%		7,973	8.5%
Dec		202,635	6.9%		11,110	7.0%		25,696	8.4%		90,133	7.8%
Total	**$**	**277,535**	**6.7%**	**$**	**43,572**	**7.6%**	**$**	**88,607**	**8.0%**	**$**	**111,626**	**7.9%**

Disposition Activity

		Fourth Quarter 2013			Year-to-Date through 4Q 2013	
		Amount	% of Total		Amount	% of Total
Seniors housing triple-net	$	50,922	45.6%	$	165,030	31.8%
Skilled nursing/post-acute		-	0.0%		24,542	4.7%
Hospital		-	0.0%		38,609	7.4%
Medical office		57,522	51.5%		220,758	42.6%
Real property dispositions	$	**108,444**	**97.1%**	$	**448,939**	**86.6%**
Real estate loans receivable		3,182	2.9%		69,596	13.4%
Total	**$**	**111,626**	**100.0%**	**$**	**518,535**	**100.0%**

Discontinued Operations

		Fourth Quarter				Year-to-Date through 4Q 2013		
		2013		2012		2013		2012
Revenues								
Rental income	$	2,839[1]	$	17,613	$	18,377	$	96,378
Expenses								
Interest expense		262		3,872		4,246		21,735
Property operating expenses		791[2]		849		3,396		4,482
Depreciation and amortization		1,357		4,361		8,160		27,365
Total expenses		2,410		9,082		15,802		53,582
Income/(loss) from discontinued operations, net	**$**	**429**	**$**	**8,531**	**$**	**2,575**	**$**	**42,796**

Notes:

(1) Fourth quarter 2013 rental income includes $543,000 from seniors housing triple-net facilities, $577,000 from skilled nursing facilities and $1,719,000 from medical office buildings.

(2) All fourth quarter 2013 property operating expenses derive from medical office buildings.

(in thousands)

Components of NAV

		Total
Annualized NAV NOI[1,2]		
Seniors housing operating[3]	$	588,080
Seniors housing triple-net		482,484
Skilled nursing /post-acute triple-net		324,456
Medical office		253,848
Hospitals		88,416
Life science		27,472
Total	$	1,764,756
Obligations		
Lines of credit	$	130,000
Senior unsecured notes[4]		7,421,707
Secured debt[1,4]		3,190,877
Capital lease obligations		84,458
Total Debt		10,827,042
Add (Subtract):		
Other liabilities (assets), net[5]		81,694
Cash and cash equivalents		(158,780)
Preferred stock		1,017,361
Net Obligations	$	11,767,317
Other Assets		
Land parcels	$	45,912
Real estate loans receivable	$	332,146
Development properties:[6]		
Current balance	$	126,778
Unfunded commitments		211,091
Committed balances	$	337,869
Avg. projected yield		8.5%
Avg. projected NOI	$	28,719
Diluted Shares Outstanding		289,677

Notes:

(1) At HCN proportional ownership for unconsolidated entities and noncontrolling interests.

(2) See page 26 for reconciliation.

(3) Includes $11,722,000 attributable to our proportional share of income from unconsolidated management company investments.

(4) Amounts represent principal amounts due and do not include unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.

(5) Includes liabilities / (assets) that impact cash or NOI and excludes non-cash items such as follows:

Unearned revenues	$	114,416
Below/(above) market lease intangibles, net		51,437
Deferred taxes, net		24,413
Derivative liabilities		11,637
Straight-line rent receivable		(200,436)
In place lease intangibles, net		(38,184)
Other non-cash liabilities / (assets), net		42,285
Total non-cash liabilities/(assets), net	$	5,568

(6) See page 9.

(dollars in thousands)

Net Operating Income[1]

	Three Months Ended December 31		Twelve Months Ended December 31	
	2013	2012	2013	2012
Revenues:				
Seniors housing triple-net				
Rental income	$ 124,976	$ 99,075	$ 437,286	$ 376,933
Interest income	3,513	4,510	14,378	16,156
Other income	224	120	1,337	1,737
Total revenues	128,713	103,705	453,001	394,826
Skilled nursing				
Rental income	88,101	91,390	351,388	371,148
Interest income	1,689	1,894	7,135	8,225
Other income	26	23	96	918
Total revenues	89,816	93,307	358,619	380,291
Seniors housing operating				
Resident fees and service	476,464	222,447	1,769,455	758,588
Interest income	-	6,208	757	6,208
Other income	186	-	355	-
Total revenues	476,650	228,655	1,770,567	764,796
Medical office				
Rental income	95,402	88,387	375,676	330,272
Interest income	859	623	3,692	2,203
Other income	421	450	1,911	1,888
Total revenues	96,682	89,460	381,279	334,363
Hospitals				
Rental income	23,053	22,032	86,450	85,945
Interest income	2,278	1,700	6,702	6,274
Other income	22	15	70	59
Total revenues	25,353	23,747	93,222	92,278
Life sciences				
Rental income	11,435	11,059	44,976	43,754
Non-segment/corporate				
Other income	19	158	296	669
Total				
Rental income	342,967	311,943	1,295,776	1,208,052
Resident fees and service	476,464	222,447	1,769,455	758,588
Interest income	8,339	14,935	32,664	39,066
Other income	898	766	4,065	5,271
Total revenues	**828,668**	**550,091**	**3,101,960**	**2,010,977**
Property operating expenses:				
Seniors housing operating	320,046	149,370	1,190,770	510,140
Medical office buildings	30,566	27,101	120,976	100,757
Hospitals	466	265	1,235	1,297
Life science	4,047	3,462	15,433	13,667
Total property operating expenses	**355,125**	**180,198**	**1,328,414**	**625,861**
Net operating income:				
Seniors housing triple-net	128,713	103,705	453,001	394,826
Skilled nursing	89,816	93,307	358,619	380,291
Seniors housing operating	156,604	79,285	579,797	254,656
Medical office buildings	66,116	62,359	260,303	233,606
Hospitals	24,887	23,482	91,987	90,981
Life science	7,388	7,597	29,543	30,087
Non-segment/corporate	19	158	296	669
Net operating income	**$ 473,543**	**$ 369,893**	**$ 1,773,546**	**$ 1,385,116**

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 24. Includes amounts for discontinued operations and HCN's share of revenues and expenses from unconsolidated joint ventures. See pages 5, 6, 8, 15 and 26 for more information.

(dollars in thousands)

Leverage and EBITDA Reconciliations[1]

	Twelve Months Ended December 31, 2013	Three Months Ended December 31, 2013
Net income	$ 138,280	$ 25,696
Interest expense[2]	462,606	124,485
Income tax expense (benefit)	7,491	435
Depreciation and amortization[2]	873,960	243,380
Stock-based compensation	20,177	3,527
Provision for loan losses	2,110	2,110
Loss (gain) on extinguishment of debt	(909)	3,467
EBITDA	**$ 1,503,715**	**$ 403,100**
Transaction costs	133,400	15,693
Loss / (gain) on sales of properties	(49,138)	8,064
Loss / (gain) on derivatives	4,471	6
Timing adjustments[3]	13,224	3,306
Adjustments	**101,957**	**27,069**
Adjusted EBITDA	**$ 1,605,672**	**$ 430,169**
Interest Coverage Ratios		
Interest expense[2]	$ 462,606	$ 124,485
Capitalized interest	6,700	2,003
Non-cash interest expense	(4,044)	(264)
Total interest	**$ 465,262**	**$ 126,224**
EBITDA	$ 1,503,715	$ 403,100
Interest coverage ratio[4]	**3.23x**	**3.19x**
Adjusted EBITDA	$ **1,605,672**	$ **430,169**
Adjusted Interest coverage ratio	**3.45x**	**3.41x**
Fixed Charge Coverage Ratios		
Total interest[2]	$ 465,262	$ 126,224
Secured debt principal amortization	56,205	16,312
Preferred dividends	66,336	16,531
Total fixed charges	**$ 587,803**	**$ 159,067**
EBITDA	$ 1,503,715	$ 403,100
Fixed charge coverage ratio[5]	**2.56x**	**2.53x**
Adjusted EBITDA	$ **1,605,672**	$ **430,169**
Adjusted Fixed charge coverage ratio	**2.73x**	**2.70x**
Net Debt to EBITDA Ratios		
Total debt		$ 10,652,014
Less: cash and cash equivalents[6]		(158,780)
Net debt		**$ 10,493,234**
EBITDA Annualized		1,612,400
Net debt to EBITDA ratio		**6.51x**
Adjusted EBITDA Annualized		$ 1,720,676
Net debt to Adjusted EBITDA ratio		**6.10x**

Notes:

(1) Please see discussion of Supplemental Reporting Measures on page 24.

(2) Interest expense and depreciation and amortization include discontinued operations.

(3) Represents timing adjustments for current quarter acquisitions, dispositions, construction conversions and segment transitions. See page 26.

(4) A comparable covenant in our senior unsecured notes is a minimum of 1.50 times for the twelve months ended.

(5) A comparable covenant in our primary unsecured line of credit arrangement and Canadian denominated term loan is a minimum of 1.50 times for the twelve months ended.

(6) Includes IRC section 1031 deposits, if any.

(amounts in thousands except per share data)

Leverage and Current Capitalization

		Consolidated	% of Total
Book Capitalization			
Lines of credit	$	130,000	0.5%
Long-term debt obligations(1)		10,522,014	47.0%
Debt to consolidated book capitalization(2)		**10,652,014**	**47.5%**
Total equity		11,756,331	52.5%
Consolidated book capitalization	**$**	**22,408,345**	**100.0%**
HCN share of unconsolidated joint venture debt		403,392	
Total book capitalization	**$**	**22,811,737**	
Undepreciated Book Capitalization			
Lines of credit	$	130,000	0.6%
Long-term debt obligations(1)		10,522,014	42.4%
Debt to consolidated undepreciated book capitalization		**10,652,014**	**43.0%**
Accumulated depreciation and amortization		2,386,658	9.6%
Total equity		11,756,331	47.4%
Consolidated undepreciated book capitalization	**$**	**24,795,003**	**100.0%**
HCN share of unconsolidated joint venture debt		403,392	
Total undepreciated book capitalization	**$**	**25,198,395**	
Enterprise Value			
Lines of credit	$	130,000	0.5%
Long-term debt obligations(1)		10,522,014	38.2%
Debt to consolidated enterprise value		**10,652,014**	**38.7%**
Common shares outstanding		289,564	
Period end share price		$53.57	
Common equity market capitalization		**15,511,943**	**56.3%**
Noncontrolling interests		376,787	1.4%
Preferred stock		1,017,361	3.6%
Consolidated enterprise value	**$**	**27,558,105**	**100.0%**
HCN share of unconsolidated joint venture debt		403,392	
Total enterprise value	**$**	**27,961,497**	
Secured Debt as % of Total Assets(3)			
Secured debt(1)	**$**	**3,058,248**	**13.2%**
Total assets	$	23,083,957	
Total Debt as % of Total Assets(4)			
Total debt(1)	**$**	**10,652,014**	**46.1%**
Total assets	$	23,083,957	
Unsecured Debt as % of Unencumbered Assets(5)			
Unsecured debt(1)	**$**	**7,509,308**	**41.8%**
Unencumbered assets	$	17,982,184	

Notes:

(1) Amounts include unamortized premiums/discounts and other fair value adjustments as reflected on our balance sheet.

(2) A comparable covenant in our primary unsecured line of credit arrangement and Canadian denominated term loan is a maximum of 60%.

(3) A comparable covenant in our senior unsecured notes is a maximum of 40%. A comparable covenant in our primary unsecured line of credit arrangement and Canadian denominated term loan is a maximum of 30%.

(4) A comparable covenant in our senior unsecured notes is a maximum of 60%.

(5) A comparable covenant in our primary unsecured line of credit arrangement and Canadian denominated term loan is a maximum of 60%. A comparable covenant in our senior unsecured notes is a maximum of 66.7%.

(dollars in thousands)

Revenue and Lease Maturity

	Rental Income[1]							
Year	Seniors Housing Triple-net	Skilled Nursing / Post-Acute	Hospitals	Medical Office	Total Rental Income	Interest Income[2]	Total Revenues[3]	% of Total
2014	21,155	4,812	-	13,782	39,749	402	40,151	3.2%
2015	1,435	-	-	14,057	15,492	597	16,089	1.3%
2016	-	-	-	15,216	15,216	7,290	22,506	1.8%
2017	13,407	3,162	-	26,577	43,146	2,559	45,705	3.6%
2018	37,398	-	-	19,060	56,458	2,142	58,600	4.6%
2019	-	-	-	16,968	16,968	209	17,177	1.4%
2020	13,356	-	-	19,388	32,744	1,969	34,713	2.8%
2021	10,994	23,966	-	22,292	57,252	1,051	58,303	4.6%
2022	559	40,150	-	39,407	80,116	454	80,570	6.4%
2023	4,678	1,094	1,979	22,098	29,849	1,352	31,201	2.5%
2024	9,786	1,203	-	24,899	35,888	2,510	38,398	3.0%
Thereafter	394,071	274,961	88,564	50,757	808,353	9,887	818,240	64.9%
	$ 506,839	$ 349,348	$ 90,543	$ 284,501	$ 1,231,231	$ 30,422	$ 1,261,653	100.0%

Notes:

(1) Rental income represents annualized base rent for effective lease agreements. The amounts are derived from the current contracted monthly base rent including straight-line for leases with fixed escalators or annual cash rent for leases with contingent escalators, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges or the amortization of above/below market lease intangibles. Excludes all assets held for sale.

(2) Reflects contract rate of interest for loans, net of collectability reserves if applicable.

(3) Weighted-average lease/loan maturities are as follows:

Seniors housing triple-net	12 years
Skilled nursing/post-acute	13 years
Hospitals	14 years
Medical office buildings	8 years
Total	11 years

(dollars in thousands and represents principal amounts due and does not include unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet)

Debt Maturities and Principal Payments

Year	Lines of Credit[1]	Senior Notes[2,3,4,5]	Secured Debt	Consolidated Debt[6]	% of Total	Joint Ventures[7]	Combined Debt	% of Total
2014	$ -	$ -	$ 330,295	$ 330,295	3.1%	$ 71,552	$ 401,847	3.7%
2015	-	250,000	409,239	659,239	6.2%	83,281	742,520	6.8%
2016	-	935,029	382,917	1,317,946	12.5%	71,358	1,389,304	12.7%
2017	-	450,000	324,110	774,110	7.3%	51,589	825,699	7.5%
2018	130,000	950,000	429,284	1,509,284	14.3%	29,351	1,538,635	14.0%
2019	-	600,000	363,547	963,547	9.1%	34,645	998,192	9.1%
2020	-	450,000	123,749	573,749	5.4%	10,664	584,413	5.3%
Thereafter	-	3,786,678	647,570	4,434,248	42.1%	50,952	4,485,200	40.9%
Totals	**$ 130,000**	**$ 7,421,707**	**$ 3,010,711**	**$ 10,562,418**	**100.0%**	**$ 403,392**	**$ 10,965,810**	**100.0%**
Weighted Avg Interest Rate[8]	**1.3%**	**4.4%**	**5.1%**	**4.6%**		**4.7%**	**4.6%**	
Weighted Avg Maturity Years[3]	**4.3**	**9.0**	**6.1**	**8.1**		**4.2**	**8.0**	

Fixed and Floating Rate Debt

	Consolidated Debt	% of Consolidated	Combined Debt	% of Combined
Fixed Rate Debt				
Senior notes	$ 6,686,678	63.3%	$ 6,686,678	61.0%
Secured debt	2,786,378	26.4%	3,110,971	28.4%
Total fixed	**$ 9,473,056**	**89.7%**	**$ 9,797,649**	**89.4%**
Floating Rate Debt				
Lines of credit	$ 130,000	1.2%	$ 130,000	1.2%
Senior notes	735,029	7.0%	735,029	6.7%
Secured debt	224,333	2.1%	303,132	2.7%
Total floating	**$ 1,089,362**	**10.3%**	**$ 1,168,161**	**10.6%**
Total debt	**$ 10,562,418**	**100.0%**	**$ 10,965,810**	**100.0%**

Notes:

(1) Effective January 8, 2013, the primary unsecured line of credit has capacity of $2.25 billion with remaining availability of $2.1 billion as of December 31, 2013, and matures on March 31, 2017 (with an option to extend for an additional year at our discretion).
(2) $275 million of convertible senior notes are puttable/callable on December 1, 2014. Weighted average maturities would be 9.5 years and 8.4 years for senior notes and consolidated debt, respectively, using the earlier date.
(3) 2016 amounts include a $250.0 million Canadian denominated unsecured term loan (approximately $235.0 million USD at exchange rates on December 31, 2013). The loan matures on July 27, 2015 and includes an option to extend for an additional year at our discretion.
(4) 2018 amounts include a $500.0 million term loan. The loan matures on March 31, 2016 and includes an option to extend for an additional two years at our discretion. The interest on the loan is 1-month LIBOR +135bps.
(5) Thereafter amounts include £550 million of 4.8% senior unsecured notes (approximately $911.6 million USD at exchange rates on December 31, 2013). The notes mature on November 20, 2028.
(6) Excludes capital lease obligations of $84.5 million, of which $8.4 million mature in April 2015, $1.5 million mature in October 2018, $1.3 million mature in August 2019 and $71.6 million mature in April 2023.
(7) Represents HCN's share of secured debt at unconsolidated joint ventures.
(8) The interest rate on the primary line of credit is 1-month LIBOR + 117.5 bps. Senior notes and secured debt average interest rate represents the face value note rate.

Glossary

Age: Current year, less the year built, adjusted for major renovations.

Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts paid in cash for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, 2) second generation tenant improvements and 3) leasing commissions paid to third party leasing agents to secure new tenants.

CCRC: Continuing care retirement communities include a combination of detached homes, an independent living facility, an assisted living facility and/or a skilled nursing facility on one campus. Resident payment plans vary, but can include entrance fees, condominium fees and rental fees. Many of these communities also charge monthly maintenance fees in exchange for a living unit, meals and some health services.

Committed Balance: Represents investment balance plus unfunded construction commitments for which initial funding has commenced.

Construction Conversion: Represents completed construction projects that were placed into service and began earning rent.

EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.

EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property's ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.

EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.

EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property's ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.

Entrance Fee: A leased property where the resident pays a substantial upfront fee and an ongoing monthly service fee for the right to occupy a unit. Typically, a portion of the upfront fee is refundable.

Health System-Affiliated: Properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.

Hospitals: Hospitals generally include acute care hospitals, inpatient rehabilitation hospitals and long-term acute care hospitals. Acute care hospitals provide a wide range of inpatient and outpatient services, including, but not limited to, surgery, rehabilitation, therapy and clinical laboratories. Long-term acute care hospitals provide inpatient services for patients with complex medical conditions who require more intensive care, monitoring or emergency support than that available in most skilled nursing facilities.

Investment Amount:
Acquisitions – Represents purchase price excluding accounting adjustments pursuant to U.S. GAAP.
Construction conversion – Represents book balance converted from CIP to real property upon completion.
Capital improvements to existing properties – Represents revenue generating cash funded to triple-net tenants under an existing lease.
Loan advances – Represents cash funded to operators under an existing loan agreement.

Investment Balance: Represents net book value of real estate investments or the company's interest in unconsolidated joint ventures as reflected on the company's balance sheet.

Life Science: Life science buildings are laboratory and office facilities, often located near universities, specifically constructed and designed for use by biotechnology and pharmaceutical companies.

Medical Office: Medical office buildings are office and clinic facilities, often located near hospitals or on hospital campuses, specifically constructed and designed for use by physicians and other health care personnel to provide services to their patients. They may also include ambulatory surgery centers that are used for general or specialty surgical procedures not requiring an overnight stay in a hospital. Medical office buildings typically contain sole and group physician practices and may provide laboratory and other patient services.

MSA: For the United States and Canada, we use the Metropolitan Statistical Area as defined by the U.S. Census Bureau and the Census Metropolitan Areas as defined by Statistics Canada, respectively. For the United Kingdom, we generally use the Metro Region as defined by EuroStat.

Occupancy: Medical office occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information.

Renewal Rate: The ratio of total renewed square feet to total square feet expiring and available for lease.

Renewed Square Feet: Square feet expiring during the reporting period upon which a lease is executed by the current occupant.

Seniors Housing Operating: Includes independent, assisted living, and dementia care properties structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007.

Seniors Housing Triple-net: Includes independent, assisted living, and dementia care properties subject to triple-net operating leases and real estate loans receivable.

Skilled Nursing/Post-Acute: Skilled nursing facilities are licensed daily rate or rental properties where the majority of individuals require 24-hour nursing and/or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases. All facilities offer some level of rehabilitation services. Some facilities offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation, which focus on higher acuity patients.

Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.

Stable: Generally, a property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.10x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. Excludes entrance fee properties.

Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Yield: Represents annualized contractual or projected income to be received in cash divided by investment amount for acquisitions/joint ventures, loan advances, capital improvements and construction conversions. Represents annualized contractual income that was being received in cash at date of disposition divided by book balance for dispositions.

The company believes that net income, as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers EBITDA, REVPOR, NOI and SSCNOI to be useful supplemental measures of its operating performance.

REVPOR represents the average revenues generated per occupied room per month at the company's seniors housing properties. It is calculated as total revenues divided by average monthly occupied room days. The company uses REVPOR to evaluate the revenue-generating capacity and profit potential of its seniors housing portfolio independent of fluctuating occupancy rates. It is also used in comparison against industry and competitor statistics, if known, to evaluate the quality of the company's seniors housing portfolio.

NOI is used to evaluate the operating performance of the company's properties. The company defines NOI as total revenues, including tenant reimbursements, less property operating expenses. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our seniors housing operating and medical facility properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent costs unrelated to property operations or transaction costs. These expenses include, but are not limited to, payroll and benefits, professional services, office expenses and depreciation of corporate fixed assets. SSCNOI is used to evaluate the cash-based operating performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. For purposes of SSCNOI, same store is generally defined as those revenue-generating properties in the portfolio for the reporting period October 1, 2012 to December 31, 2013. Entrance fee communities and any properties acquired, developed, transitioned or classified in discontinued operations during that period are excluded from the same store amounts. The company believes NOI and SSCNOI provide investors relevant and useful information because they measure the operating performance of the company's properties at the property level on an unleveraged basis. The company uses NOI and SSCNOI to make decisions about resource allocations and to assess the property level performance of our properties.

EBITDA stands for earnings before interest, taxes, depreciation and amortization. Covenants in our primary line of credit arrangement, senior unsecured notes and Canadian denominated term loan contain financial ratios based on a definition of EBITDA that is specific to those agreements. Failure to satisfy these covenants could result in an event of default that could have a material adverse impact on our cost and availability of capital, which could in turn have a material adverse impact on our consolidated results of operations, liquidity and/or financial condition. Due to the materiality of these debt agreements and the financial covenants, we have defined EBITDA to include adjustments for stock-based compensation expense, provision for loan losses and gain/loss on extinguishment of debt. Adjusted EBITDA represents EBITDA (as defined) adjusted for transactions costs, gain/loss on sales of properties, gain/loss on derivatives and timing adjustments for intraquarter investment activity.

We believe that EBITDA and Adjusted EBITDA, along with net income and cash flow provided from operating activities, are important supplemental measures because they provide additional information to assess and evaluate the performance of our operations. We primarily utilize EBITDA and Adjusted EBITDA to measure our interest coverage ratio, which represents EBITDA and Adjusted EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA and Adjusted EBITDA divided by fixed charges. Fixed charges include total interest, secured debt principal amortization and preferred dividends.

The company's supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The company's management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. EBITDA (as defined) is also used to determine our compliance with financial covenants in our primary line of credit arrangement, senior unsecured notes, and Canadian denominated term loan and is not being presented for use by investors for any other purpose. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity.

Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

(dollars in thousands, except REVPOR)

Non-GAAP Reconciliations

NOI Reconciliation:	Three Months Ended December 31 2013	2012
Net operating income[1]	$ 473,543	$ 369,893
Reconciling items:		
Interest expense[2]	(124,485)	(96,573)
Depreciation and amortization[2]	(243,380)	(140,342)
General & administrative expenses	(28,519)	(20,039)
Transaction costs	(15,693)	(19,074)
Gain (loss) on derivatives, net	(6)	113
Gain (loss) on extinguishment of debt, net	(3,467)	1,566
Provision for loan losses	(2,110)	-
Income tax benefit (expense)	(435)	(3,858)
Non-operating expenses from unconsolidated entities	(21,688)	(16,849)
Gain (loss) on sales of properties, net	(8,064)	54,502
Impairment of assets	-	(22,335)
Preferred dividends	(16,531)	(16,602)
Loss (income) attributable to noncontrolling interests	2,308	174
	(462,070)	(279,317)
Net income (loss) attributable to common stockholders	$ 11,473	$ 90,576

Seniors Housing Operating REVPOR Reconciliation:	4Q12	1Q13	2Q13	3Q13	4Q13
Consolidated revenues less interest income	$ 199,199	$ 327,324	$ 370,995	$ 466,294	$ 452,030
Interest income	6,208	757	-	-	-
Revenues attributable to transitioned properties[3]	-	-	-	(28,302)	-
Unconsolidated revenues attributable to HCN[4]	23,248	51,804	54,201	24,655	24,620
Total HCN revenues	$ 228,655	$ 379,885	$ 425,196	$ 462,647	$ 476,650
Unconsolidated revenues attributable to majority partner[5]	23,248	71,141	75,262	28,061	27,805
Total revenues	$ 251,903	$ 451,026	$ 500,458	$ 490,708	$ 504,455
Less interest income	(6,208)	(757)	-	-	-
Less non U.S. revenues[6]	(62,615)	(104,388)	(130,861)	(157,001)	(166,165)
Total U.S. revenues	$ 183,080	$ 345,881	$ 369,597	$ 333,707	$ 338,290
Average occupied units/month[7]	12,912	20,781	21,589	17,730	17,958
REVPOR/month	$ 4,701	$ 5,625	$ 5,722	$ 6,223	$ 6,228

Notes:

(1) See page 17.

(2) Includes amounts related to discontinued operations.

(3) Represents revenues associated with properties transitioned to the seniors housing triple-net segment during the quarter.

(4) Represents HCN's interest in joint venture properties in which HCN is the minority partner.

(5) Represents partner's interest in joint venture properties in which HCN is the minority partner.

(6) Includes 100% of joint venture properties.

(7) Decrease in average occupied units in 3Q13 due to properties transitioned to the seniors housing triple-net segment during the quarter.

(dollars thousands)

NAV NOI Reconciliation

	Seniors housing triple-net	Skilled nursing/post-acute	Senior housing operating	Medical office	Hospital	Life science	Corporate / other	Total
Current quarter:								
Revenues	$ 128,713	$ 89,816	$ 476,650	$ 96,682	$ 25,353	$ 11,435	$ 19	$ 828,668
Property operating expenses	-	-	320,046	30,566	466	4,047	-	355,125
Net operating income[1]	**$ 128,713**	**$ 89,816**	**$ 156,604**	**$ 66,116**	**$ 24,887**	**$ 7,388**	**$ 19**	**$ 473,543**
Adjust:								
Interest Income	(3,513)	(1,689)	-	(859)	(2,278)	-	-	(8,339)
Other Income	(224)	(26)	(186)	(421)	(22)	-	(19)	(898)
Non-Cash NOI	(5,213)	(6,987)	-	(2,107)	(450)	(520)	-	(15,277)
Timing Adjustments[2]	858	-	446	2,002	-	-	-	3,306
NOI attributable to minority interests[3]	-	-	(9,844)	(1,269)	(33)	-	-	(11,146)
NAV NOI at HCN ownership %	**$ 120,621**	**$ 81,114**	**$ 147,020**	**$ 63,462**	**$ 22,104**	**$ 6,868**	**$ -**	**$ 441,189**
Annualized NAV NOI at HCN ownership %	**$ 482,484**	**$ 324,456**	**$ 588,080**	**$ 253,848**	**$ 88,416**	**$ 27,472**	**$ -**	**$ 1,764,756**

Notes:

(1) See pages 17 and 25.

(2) Represents timing adjustments for current quarter acquisitions, dispositions, construction conversions and segment transitions.

(3) Represents amounts attributable to noncontrolling interests and unconsolidated management company investments.

(dollars in thousands)

Same Store Cash NOI Reconciliation

	4Q12	1Q13	2Q13	3Q13	4Q13
Seniors housing triple-net					
NOI	$ 107,807	$ 104,192	$ 105,899	$ 116,536	$ 128,713
Non-cash NOI on same store properties	(21,764)	(18,541)	(20,131)	(29,124)	(41,768)
NOI attributable to non-same store properties	(2,971)	(2,119)	(2,010)	(2,036)	(1,474)
SSCNOI	83,072	83,532	83,758	85,376	85,471
Skilled nursing/post-acute					
NOI	89,205	88,041	89,740	88,686	89,816
Non-cash NOI on same store properties	(7,821)	(6,241)	(6,573)	(5,373)	(5,914)
NOI attributable to non-same store properties	(6,634)	(7,531)	(6,670)	(6,820)	(6,885)
SSCNOI	74,750	74,269	76,497	76,493	77,017
Seniors housing operating					
NOI	79,285	119,796	139,759	164,972	156,604
Non-cash NOI on same store properties[1]	(1,585)	101	420	622	532
NOI attributable to non-same store properties	(24,695)	(67,406)	(83,969)	(107,711)	(100,831)
SSCNOI	53,005	52,491	56,210	57,883	56,305
Hospitals					
NOI	23,482	21,168	23,297	22,642	24,887
Non-cash NOI on same store properties	(630)	(297)	(240)	(199)	(237)
NOI attributable to non-same store properties	(3,744)	(1,623)	(3,519)	(2,927)	(5,121)
SSCNOI	19,108	19,248	19,538	19,516	19,529
Medical Office					
NOI	62,359	66,661	64,276	63,240	66,116
Non-cash NOI on same store properties	(1,905)	(1,682)	(1,726)	(1,801)	(1,200)
NOI attributable to non-same store properties	(10,888)	(14,807)	(12,396)	(11,878)	(14,723)
SSCNOI	49,566	50,172	50,154	49,561	50,193
Life Science					
NOI	7,597	7,376	7,113	7,665	7,388
Non-cash NOI on same store properties	(604)	(458)	(446)	(606)	(520)
SSCNOI	6,993	6,918	6,667	7,059	6,868
Corporate					
NOI	158	158	81	164	19
NOI attributable to non-same store properties	(158)	(158)	(81)	(164)	(19)
SSCNOI	-	-	-	-	-
Total					
NOI	369,893	407,392	430,165	463,905	473,543
Non-cash NOI on same store properties	(34,309)	(27,118)	(28,696)	(36,481)	(49,107)
NOI attributable to non-same store properties	(49,090)	(93,644)	(108,645)	(131,536)	(129,053)
SSCNOI	$ 286,494	$ 286,630	$ 292,824	$ 295,888	$ 295,383

Notes :

(1) Includes adjustments to normalize management fees at the contractual rate, adjustments to translate Canadian properties at a USD/CAD rate of 1.01, and adjustments to translate UK properties at a GBP/USD rate of 1.60.

Forward-Looking Statements and Risk Factors

This document contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. When the company uses words such as "may," "will," "intend," "should," "believe," "expect," "anticipate," "project," "estimate" or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. In particular, these forward-looking statements include, but are not limited to, those relating to the company's opportunities to acquire, develop or sell properties; the company's ability to close its anticipated acquisitions, investments or dispositions on currently anticipated terms, or within currently anticipated timeframes; the expected performance of the company's operators/tenants and properties; the company's expected occupancy rates; the company's ability to declare and to make distributions to shareholders; the company's investment and financing opportunities and plans; the company's continued qualification as a real estate investment trust ("REIT"); the company's ability to access capital markets or other sources of funds; and the company's ability to meet its earnings guidance. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the company's actual results to differ materially from the company's expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators'/tenants' difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care, seniors housing and life science industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company's ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters and other acts of God affecting the company's properties; the company's ability to re-lease space at similar rates as vacancies occur; the company's ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting the company's properties; changes in rules or practices governing the company's financial reporting; the movement of U.S. and foreign currency exchange rates; the company's ability to maintain its qualification as a REIT; key management personnel recruitment and retention; and other risks described in the company's reports filed from time to time with the Securities and Exchange Commission. Finally, the company assumes no obligation to update or revise any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.

Additional Information

The information in this supplemental information package should be read in conjunction with the company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, earnings press release dated February 19, 2014 and other information filed with, or furnished to, the Securities and Exchange Commission ("SEC"). The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.

You can access the company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at http://www.hcreit.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on or connected to the company's website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package. You can also review these SEC filings and other information by accessing the SEC's website at http://www.sec.gov.

About Health Care REIT

Health Care REIT, Inc. is a real estate investment trust that has been at the forefront of senior living and health care real estate since the company was founded in 1970. The company's $22 billion portfolio spans the full spectrum of health care real estate, including senior living communities, medical office buildings, inpatient and outpatient medical centers and life science facilities.

Health Care REIT's investment philosophy is based on establishing long-term relationships with health care systems and senior living operators. The company offers a variety of financing programs that can be tailored to meet the specific needs of each client. The company's capital programs, when combined with its comprehensive planning, development and property management services, make it a single-source solution for acquiring, planning, developing, managing, repositioning and monetizing real estate assets.

Health Care REIT is listed on the New York Stock Exchange and is a member of the S&P 500 Index and the Fortune 1000. The company maintains conservative balance sheet management. This financial strength and commitment to creating shareholder value has allowed the company to declare 171 consecutive dividends. As of December 31, 2013, the company's broadly diversified portfolio consisted of 1,199 properties in 46 states, the United Kingdom and Canada. More information is available on the company's website at www.hcreit.com.

HEALTHCARE REIT™

4500 Dorr Street
Toledo, Ohio 43615-4040
www.hcreit.com